UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

RAND CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On May 6, 2019, Rand Capital Corporation issued the following press release:

FOR IMMEDIATE RELEASE

ISS Recommends Shareholders Vote “FOR”
All Proposals Related to the Transactions to Transform Rand Capital

Rand Capital’s Board of Directors unanimously supports the transformational transactions related to East Asset Management’s $25 million investment

BUFFALO, New York, May 6, 2019 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or “Rand Capital”), a business development company, today announced that America’s leading independent proxy advisory firm, Institutional Shareholder Services (“ISS”), recommends that Rand’s shareholders vote “FOR” all five proposals at the special meeting of shareholders to be held on May 16, 2019.

In endorsing this transaction, ISS cited the comprehensive review process the Board of Directors conducted, the potential benefits of the transaction and substantial risk of loss (to shareholder value) if the transaction was rejected.

Erland “Erkie” Kailbourne, Chairman of the Board, commented, “We are committed to the future potential of Rand and believe East Asset Management’s investment of $25 million into Rand provides the best opportunity to grow shareholder value. As a demonstration of our commitment, the board, management and East intend to take the expected $1.50 Special Dividend all in stock.”

In its May 3, 2019 report, ISS also noted:

“The strategic committee has been measured in its exploration of strategic alternatives. The company’s management has consistently stated during earnings calls and other public communications that it was evaluating potential alternatives and was willing to consider pursuing potential transactions. While the dissident may disagree with the board’s conclusion the strategic committee seems to have engaged in a comprehensive review of all alternatives before settling on the sale of shares to East Asset Management.”

“There is also an argument to be made that the post-transaction increased portfolio size and lower expense-to-asset ratio could lead to improved liquidity for the RAND shares.”

“The board has evaluated liquidation as an alternative and found it to be inferior to the East transaction because it expects the operating costs during a liquidation would reduce the recovery to a point that is inferior relative to the value that could be returned to shareholders following the sale of shares to East and continuing operations.”

“….waiting and doing nothing is expensive because the costs of remaining publicly listed and managing the portfolio are substantial enough, at this scale, to materially impact the value that would ultimately be returned. In light of the lack of superior alternatives, the potential benefits from the transaction, and substantial risk of loss if the transaction is rejected, support for the transaction is warranted.”

“In the event that the transaction is not approved by shareholders, shares could reasonably be expected to return to the $2.30 per share price at which they were trading prior to the January 25, 2019 announcement. That would be a decline of approximately 20 percent from present levels.”

Rand shareholders who have questions about the definitive proxy statement or voting their shares should contact Alliance Advisors, LLC, which is assisting Rand with the solicitation of proxies, toll-free at 1-844-853-0931.

-MORE-

ISS Recommends Shareholders for “FOR” All Proposals Related to the Transactions to Transform the Company

May 6, 2019

About Rand Capital

Rand Capital (Nasdaq: RAND) is a Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand currently focuses its equity investments in early or expansion stage companies and generally lends to more mature companies. The Company seeks investment opportunities in businesses with strong leaders who are bringing to market new or unique products, technologies or services that have a high potential for growth. Additional information can be found at the Company’s website where it regularly posts information: http://www.randcapital.com/.

About East Asset Management

East Asset Management (EAM), formed in 2010, is dedicated to investing in private & public market securities and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, hospitality, sports and entertainment. EAM has developed a unique and proprietary network for sourcing investment opportunities, including opportunities in the private credit/current yield space, leveraging both its in-house and affiliated investment talent and capabilities. EAM is an entity owned by Terry and Kim Pegula, owners of Pegula Sports & Entertainment: the management company streamlining key business areas across all Pegula family-owned sports and entertainment properties including the Buffalo Bills, Buffalo Sabres, Buffalo Bandits, Rochester Americans, Harborcenter, Black River Entertainment, ADPRO Sports, PicSix Creative agency and numerous hospitality properties.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the U.S. Small Business Administration (“SBA”); the intention of Rand Capital and Rand Capital SBIC, Inc. (“Rand SBIC”) to elect to be taxed as a regulated investment companies for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend after the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the stock purchase may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that the board of directors of Rand Capital is unable or unwilling to declare and pay the special cash and stock dividend or pay quarterly dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2018, later filed quarterly reports on Form 10-Q, the definitive proxy statement for the proposed transactions and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this release.

-MORE-

ISS Recommends Shareholders for “FOR” All Proposals Related to the Transactions to Transform the Company

May 6, 2019

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital in respect of the proposed transactions. Rand Capital has filed the definitive proxy statement in respect of the proposed transactions, which was first sent or made available to shareholders on or about April 18, 2019. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain the definitive proxy statement and other documents filed by Rand Capital with the SEC from the SEC’s website at www.sec.gov or from Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the definitive proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

Participants in the Solicitation

Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital in respect of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Rand Capital shareholders in connection with the proposed transactions is set forth in the definitive proxy statement filed with the SEC, which can be obtained free of charge from the sources indicated above

###

Contacts:

Company:	Investors:
Allen F. (“Pete”) Grum	Deborah K. Pawlowski / Karen L. Howard
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone: 716.843.3908 / 716.843.3942
Email: pgrum@randcapital.com	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

On May 6, 2019, Rand Capital Corporation began sending the following letter to certain of its shareholders:

May 6, 2019

Dear __________

I am CEO of Rand Capital and very much appreciate your investment in our Company. You should have received a package from us asking for your support by voting “FOR” the transactions that we believe will transform Rand and drive greater future value.

We would welcome the opportunity to review the information and gain your support. If you have not received the materials, or may have misplaced them, please call me at the number on my card which is enclosed. You may also call our proxy solicitors, Alliance Advisors, at 973-873-7753 who can help you with the voting process.

The Board unanimously supports the transaction and I ask that you do so also.

Please do not hesitate to call me at your earliest convenience. Thank you in advance for voting “FOR” these proposals.

With kind regards,

Allen F. Grum

Enclosure

Please see important information on the reverse side of this letter.

Cautionary Statement Regarding Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the U.S. Small Business Administration (“SBA”); the intention of Rand Capital and Rand Capital SBIC, Inc. (“Rand SBIC”) to elect to be taxed as a regulated investment companies for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend after the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the stock purchase may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that the board of directors of Rand Capital is unable or unwilling to declare and pay the special cash and stock dividend or pay quarterly dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2018, later filed quarterly reports on Form 10-Q, the definitive proxy statement for the proposed transactions and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this letter.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital in respect of the proposed transactions. Rand Capital has filed the definitive proxy statement in respect of the proposed transactions, which was first sent or made available to shareholders on or about April 18, 2019. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain the definitive proxy statement and other documents filed by Rand Capital with the SEC from the SEC’s website at www.sec.gov or from Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the definitive proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

Participants in the Solicitation

Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital in respect of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Rand Capital shareholders in connection with the proposed transactions is set forth in the definitive proxy statement filed with the SEC, which can be obtained free of charge from the sources indicated above